UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CPI INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware State of Incorporation of Organization	75-3142681 (I.R.S. Employer Identification no.
811 Hansen Way, Palo Alto, California (Address of Principal Executive Offices)	94303 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
Securities Act registration statement file number to which this form relates:	333-130662 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act: None
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

CPI International, Inc. (the ‘‘Registrant’’) hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $0.01 per share, to be registered hereunder set forth under the caption entitled ‘‘Description of Capital Stock’’ in the Registrant's prospectus included as Part I of the Registration Statement on Form S-1 (Registration No. 333-130662), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the ‘‘Securities Act’’), on December 23, 2005, as amended on February 10, 2006, March 2, 2006, March 21, 2006, March 31, 2006, April 11, 2006, April 24, 2006 and as subsequently amended or supplemented (as so amended or supplemented, the ‘‘Registration Statement on Form S-1’’). Any prospectus that constitutes part of the Registrant's Registration Statement on Form S-1 and is subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits

The Registrant hereby incorporates by reference herein the following Exhibits to the Registrant's Registration Statement on Form S-1.

Exhibit Number	Description
3.3*	Amended and Restated Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on April 7, 2006
3.4*	Amended and Restated By-Laws of the Registrant, effective April 7, 2006
4.5*	Specimen common stock certificate

*	Incorporated by reference herein to the corresponding Exhibit filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-130662).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 24, 2006

CPI INTERNATIONAL, INC.

By: /s/ Joel A. Littman Name: Joel A. Littman Title: Chief Financial Officer, Treasurer, and Secretary